SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                December 4, 2002
                Date of Report (Date of earliest event reported)

                              STAKE TECHNOLOGY LTD.
             (Exact name of registrant as specified in its charter)

           CANADA                      0-9989               Not Applicable
(Jurisdiction of Incorporation) (Commission File No.) (IRS Employer I.D. Number)

                                 2838 Highway 7
                         Norval, Ontario L0P 1K0, Canada
                    (Address of Principle Executive Offices)

                                 (905) 455-1990
              (Registrant's telephone number, including area code)

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Item 5. Acquisition or Disposition of Assets

      Stake Technology Ltd, a Canada corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 25, 2002 among the Company, Opta Food Ingredients, Inc., a Delaware corporation ("Opta"), and Stake Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Purchaser"), pursuant to which the Purchaser commenced on November 4, 2002 a cash tender offer at $2.50 per share for all of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Opta. On December 4, 2002 the Company announced that the Purchaser had accepted for payment, at a price of $2.50 per share, approximately 10,080,764 shares of Common Stock of Opta (including approximately 620,323 shares tendered by means of guaranteed delivery) at a price of $2.50 per share in cash. The tender offer expired, as scheduled, at 12:00 midnight, New York City time, on Tuesday, December 3, 2002. By the close of business Friday, December 6, 2002, a total of 10,063,841 shares (including those initially tendered by means of guaranteed delivery) or approximately 92.43% of all of the outstanding shares of Common Stock of Opta had been received by the Depositary, Mellon Investor Services LLC. Having received and paid for over 90% of the outstanding shares of Common Stock of Opta, the Company intends to merge the Purchaser with and into Opta in accordance with Delaware's short form merger provisions (the "Merger"). As a result of the Merger, Opta will become a wholly-owned subsidiary of the Company and each remaining outstanding share of Common Stock of Opta will be converted, subject to appraisal rights, into the right to receive $2.50 in cash, without interest. After the effective time of the Merger, a Notice of Merger and Appraisal Rights and a Letter of Transmittal to be used for surrendering certificates formerly representing shares of Common Stock of Opta in exchange for the cash payment will be sent to holders of record of Opta Common Stock who did not tender their shares in the tender offer.

      The total amount of funds required by the Purchase to purchase all shares of Common Stock of Opta tendered, and to pay all related fees and expenses in connection with the tender offer, and to consummate and to pay all related fees and expenses in connection with the Merger is approximately $29,000,000. The Company and the Purchaser intend to obtain these funds from (a) a $17,000,000 tender facility (the "Tender Facility") provided by the Bank of Montreal and Harris Trust and Savings Bank (the "Banks"), who will underwrite the full amount of the Tender Facility; (b) the sale of a $5,000,000 convertible debenture (the "Debenture") to an affiliate of the Company's largest shareholder, Claridge Israel LLC; and (c) funds provided from cash resources of the Company and its subsidiaries. Further information with respect to the terms of the Tender Facility is incorporated herein by reference to Section 10 of the Purchaser's and the Company's Offer to Purchase dated November 4, 2002 which was filed as Exhibit (a)(1) to the Purchaser's and the Company's Schedule TO filed on November 4, 2002.

Item 7. Financial Statements and Exhibits

      (a)   Financial statements of business being acquired.

            It is impractical to provide the financial information with respect to the acquisition of Opta required by this Item at the time of this filing. The required financial information will be filed as soon as practicable, but no later than 60 days after the due date of this report.

      (b)   Pro forma financial information.

            It is impractical to provide the pro forma financial information of Opta required by this Item at the time of this filing. The required pro forma financial information will be filed as soon as practicable, but no later than 60 days after the due date of this report.

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      (c)   Exhibits:

            Exhibit No.       Description
            -----------       -----------

            2.1 Agreement and Plan of Merger dated as of October 25, 2002 among Opta Food Ingredients, Inc., Stake Technology Ltd. and Stake Acquisition Corp. (incorporated by reference to Exhibit (d)(1) to Purchaser's and the Company's Schedule TO filed on November 4, 2002).

            99.1 Press Release of Stake Technology Ltd. dated December 4, 2002 (incorporated by reference to Exhibit (a)(7)(i) to Purchaser's and the Company's Amendment No. 1 to Schedule TO filed on December 4, 2002).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2002                                        STAKE TECHNOLOGY LTD.


                                                    By: /s/ Steven R. Bromley
                                                        ------------------------
                                                        Steven R. Bromley
                                                        Vice President - Finance
                                                        Chief Financial Officer

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                                  EXHIBIT INDEX

            Exhibit No.                       Description
            -----------                       -----------

            2.1 Agreement and Plan of Merger dated as of October 25, 2002 among Opta Food Ingredients, Inc., Stake Technology Ltd. and Stake Acquisition Corp. (incorporated by reference to Exhibit (d)(1) to Purchaser's and the Company's Schedule TO filed on November 4, 2002).

            99.1 Press Release of Stake Technology Ltd. dated December 4, 2002 (incorporated by reference to Exhibit (a)(7)(i) to Purchaser's and the Company's Amendment No. 1 to Schedule TO filed on December 4, 2002).